                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 4, 2000


                       FELCOR LODGING TRUST INCORPORATED
             (Exact name of registrant as specified in its charter)



           MARYLAND                     1-14236                  72-2541756
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)

545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS           75062
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:     (972) 444-4900


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On September 15, 2000, FelCor Lodging Limited Partnership issued $400 million in aggregate principal amount of its 9 1/2% Senior Notes Due 2008, which notes were fully and unconditionally guaranteed, jointly and severally, by FelCor Lodging Trust Incorporated and one of its wholly-owned subsidiaries. The financial statements of FelCor Lodging Trust Incorporated are included herein, commencing on page F-1, for the purpose of satisfying the financial statement requirements of FelCor Lodging Trust Incorporated and such subsidiary applicable to such guarantee. See "Index to Financial Statements" below.

ITEM 7.  EXHIBITS

    (c) Exhibits. The following exhibit is furnished in accordance with Item 601 of Regulation S-K.

Exhibit No.                Description

   23             Consent of PricewaterhouseCoopers LLP

                        FELCOR LODGING TRUST INCORPORATED

                          INDEX TO FINANCIAL STATEMENTS



                        FELCOR LODGING TRUST INCORPORATED

Report of Independent Accountants............................................................................     F-2
Consolidated Balance Sheets - December 31, 1999 and 1998.....................................................     F-3
Consolidated Statements of Operations for the years ended December 31, 1999, 1998 and 1997...................     F-4
Consolidated Statements of Shareholders' Equity for the years ended December 31, 1999, 1998 and 1997.........     F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997...................     F-6
Notes to Consolidated Financial Statements...................................................................     F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
of FelCor Lodging Trust Incorporated

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of FelCor Lodging Trust Incorporated at December 31, 1999 and 1998, and the consolidated results of operations and cash flows for the years ended December 31, 1999, 1998 and 1997, respectively, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PricewaterhouseCoopers LLP

Dallas, Texas
February 1, 2000,
     except as to the information in Note 19, for which the date is September 15, 2000.

                       FELCOR LODGING TRUST INCORPORATED

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)



                                                      ASSETS

                                                                                       1999                1998
                                                                                   ------------        ------------
Investment in hotels, net of accumulated depreciation of
   $330,555 in 1999 and  $178,072 in 1998 ......................................   $  4,035,344        $  3,955,582
Investment in unconsolidated entities ..........................................        136,718             140,299
Cash and cash equivalents ......................................................         36,123              34,692
Due from Lessees ...............................................................         18,394              18,968
Note receivable from unconsolidated entity .....................................          7,760               7,766
Deferred expenses, net of accumulated amortization of
   $4,491 in 1999 and $2,096 in 1998 ...........................................         15,473              10,041
Other assets ...................................................................          5,939               8,035
                                                                                   ------------        ------------

       Total assets ............................................................   $  4,255,751        $  4,175,383
                                                                                   ============        ============

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Debt, net of discount of $1,401 in 1999 and $1,628 in 1998 .....................   $  1,833,954        $  1,594,734
Distributions payable ..........................................................         39,657              67,262
Accrued expenses and other liabilities .........................................         65,480              57,312
Minority interest in Operating Partnership, 2,991 and 2,939 units issued
and outstanding at December 31, 1999 and 1998, respectively ....................         90,078              87,353
Minority interest in other partnerships ........................................         51,671              51,105
                                                                                   ------------        ------------

Total liabilities ..............................................................      2,080,840           1,857,766
                                                                                   ------------        ------------

Commitments and contingencies (Notes 6 and 11)

Shareholders' equity:
Preferred stock, $.01 par value, 20,000 shares authorized:
   Series A Preferred Stock, 6,050 shares issued and outstanding ...............        151,250             151,250
   Series B Preferred Stock, 58 shares issued and outstanding ..................        143,750             143,750
Common stock, $.01 par value, 200,000 shares authorized, 69,291 and
   69,284 shares issued at December 31, 1999 and 1998, respectively ............            693                 693
Additional paid-in capital .....................................................      2,138,477           2,142,250
Distributions in excess of earnings ............................................       (119,385)            (78,839)
                                                                                   ------------        ------------
                                                                                      2,314,785           2,359,104
Less: Common stock in treasury, at cost, 6,976 and 1,213 shares
   at December 31, 1999 and 1998, respectively .................................       (139,874)            (41,487)
                                                                                   ------------        ------------

        Total shareholders' equity .............................................      2,174,911           2,317,617
                                                                                   ------------        ------------

        Total liabilities and shareholders' equity .............................   $  4,255,751        $  4,175,383
                                                                                   ============        ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        FELCOR LODGING TRUST INCORPORATED

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          1999              1998              1997
                                                                      ------------      ------------      ------------
Revenues:
Percentage lease revenue .........................................    $    490,893      $    328,035      $    169,114
Equity in income from unconsolidated entities ....................           8,484             7,017             6,963
Other revenue ....................................................           4,624             4,565               574
                                                                      ------------      ------------      ------------

                     Total revenues ..............................         504,001           339,617           176,651
                                                                      ------------      ------------      ------------

Expenses:
General and administrative .......................................           9,122             5,254             3,743
Depreciation .....................................................         152,948            90,835            50,798
Taxes, insurance and other .......................................          59,572            37,158            21,483
Land leases ......................................................          17,558             8,130             1,610
Interest expense .................................................         125,435            73,182            28,792
Minority interest in Operating  Partnership ......................           4,696             6,500             5,817
Minority interest in other partnerships ..........................           2,713             1,121               573
                                                                      ------------      ------------      ------------

                     Total  expenses .............................         372,044           222,180           112,816
                                                                      ------------      ------------      ------------

Income before nonrecurring items .................................         131,957           117,437            63,835
Gain on sale of hotels, net ......................................             236               477
Extraordinary charge from write off of deferred financing fees ...           1,113             3,075               185
                                                                      ------------      ------------      ------------

Net income .......................................................         131,080           114,839            63,650

Preferred dividends ..............................................          24,735            21,423            11,797
                                                                      ------------      ------------      ------------

Net income applicable to common shareholders .....................    $    106,345      $     93,416      $     51,853
                                                                      ============      ============      ============

Per common share data:
  Basic:
    Income applicable to common shareholders
      before extraordinary charge ................................    $       1.59      $       1.93      $       1.67
      Extraordinary charge .......................................           (0.02)            (0.06)            (0.01)
                                                                      ------------      ------------      ------------

      Net income applicable to common shareholders ...............    $       1.57      $       1.87      $       1.66
                                                                      ============      ============      ============
      Weighted average common shares outstanding .................          67,392            49,968            31,269

   Diluted:
      Income applicable to common shareholders
          before extraordinary charge ............................    $       1.59      $       1.92      $       1.65
      Extraordinary charge .......................................           (0.02)            (0.06)            (0.01)
                                                                      ------------      ------------      ------------

      Net income applicable to common shareholders ...............    $       1.57      $       1.86      $       1.64
                                                                      ============      ============      ============
      Weighted average common shares outstanding .................          67,581            50,314            31,610

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        FELCOR LODGING TRUST INCORPORATED

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
                                 (IN THOUSANDS)



                                                         COMMON STOCK
                                                    -----------------------
                                                       NUMBER                ADDITIONAL DISTRIBUTIONS                 TOTAL
                                       PREFERRED         OF                   PAID-IN    IN EXCESS OF  TREASURY   SHAREHOLDERS'
                                         STOCK         SHARES      AMOUNT     CAPITAL     EARNINGS      STOCK        EQUITY
                                       ----------   ----------   ----------  ----------  ----------   ----------   ----------
BALANCE AT DECEMBER 31, 1996           $  151,250       23,502   $      235  $  503,628  $  (13,187)               $  641,926

Issuance of common shares, net of
offering expenses                                       14,300          143     505,671                               505,814

Allocation to minority interest                                                  (7,552)                               (7,552)

Repurchase of common shares
held in treasury                                                                                      $  (41,106)     (41,106)

Distributions/dividends declared:
$2.10 per common share                                                                      (72,437)                  (72,437)
$1.95 per preferred share                                                                   (11,797)                  (11,797)

Net income                                                                                   63,650                    63,650
                                       ----------   ----------   ----------  ----------  ----------   ----------   ----------

BALANCE AT DECEMBER 31, 1997              151,250       37,802          378   1,001,747     (33,771)     (41,106)   1,078,498

Issuance of common shares, net of
offering expenses                                       31,482          315   1,151,038                             1,151,353

Forfeiture of restricted common stock
awards                                                                                                      (381)        (381)

Allocation to minority interest                                                  (5,848)                               (5,848)

Issuance of Series B Preferred
Stock, net of offering expenses           143,750                                (4,687)                              139,063

Distributions/dividends declared:
$2.545 per common share                                                                    (138,484)                 (138,484)
$2.157 per Series A preferred share                                                         (13,050)                  (13,050)
$1.44 per Series B depositary
preferred share                                                                              (8,373)                   (8,373)

Net income                                                                                  114,839                   114,839
                                       ----------   ----------   ----------  ----------  ----------   ----------   ----------

BALANCE AT DECEMBER 31, 1998              295,000       69,284          693   2,142,250     (78,839)     (41,487)   2,317,617

Issuance of common shares                                    7                        5                                     5

Repurchase of common shares                                                                              (98,387)     (98,387)

Allocation to minority interest                                                  (3,778)                               (3,778)

Distributions/dividends declared:
$2.20 per common share                                                                     (146,891)                 (146,891)
$1.95 per Series A preferred share                                                          (11,797)                  (11,797)
$2.25 per Series B depositary
preferred share                                                                             (12,938)                  (12,938)

Net income                                                                                  131,080                   131,080
                                       ----------   ----------   ----------  ----------  ----------   ----------   ----------


BALANCE AT DECEMBER 31, 1999           $  295,000       69,291   $      693  $2,138,477  $ (119,385)  $ (139,874)  $2,174,911
                                       ==========   ==========   ==========  ==========  ==========   ==========   ==========





              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
                                 (IN THOUSANDS)

                                                                               1999              1998            1997
                                                                            -----------      -----------      -----------
Cash flows from operating activities:
     Net income ........................................................... $   131,080      $   114,839      $    63,650
     Adjustments to reconcile net income to net cash provided
        by operating activities:
        Gain on sale of assets ............................................        (236)            (477)
        Depreciation ......................................................     152,948           90,835           50,798
        Amortization of deferred financing fees and organization costs ....       1,816            1,985            1,468
        Amortization of unearned officers' and directors' compensation ....         652              830            1,017
        Equity in income from unconsolidated entities .....................      (8,484)          (7,017)          (6,963)
        Extraordinary charge for write off of deferred financing fees .....       1,113            3,075              185
        Minority interest in Operating Partnership ........................       4,696            6,500            5,817
        Minority interest in other partnerships ...........................       2,713            1,121              573
     Changes in assets and liabilities, net of effects of acquisitions:
        Due from Lessees ..................................................         574           (3,035)         (13,382)
        Deferred financing fees ...........................................      (9,313)          (4,348)          (8,825)
        Other assets ......................................................        (282)            (602)          (1,175)
        Accrued expenses and other liabilities ............................       5,088          (11,123)           4,315
                                                                            -----------      -----------      -----------
                  Net cash flow provided by operating activities ..........     282,365          192,583           97,478
                                                                            -----------      -----------      -----------
Cash flows used in investing activities:
        Acquisition of hotels .............................................     (10,802)        (326,276)        (574,100)
        Acquisition of unconsolidated entities ............................      (7,452)          (4,230)         (65,271)
        Improvements and additions to hotels ..............................    (222,320)        (119,107)         (52,700)
        Note receivable from unconsolidated entity ........................                       (7,766)
        Bristol interim credit facility ...................................                     (120,000)
        Sale of hotels ....................................................      15,476            7,815
        Cash distributions from unconsolidated entities ...................      19,581           19,066            4,211
                                                                            -----------      -----------      -----------
                  Net cash flow used in investing activities ..............    (205,517)        (550,498)        (687,860)
                                                                            -----------      -----------      -----------
Cash flows from financing activities:
        Proceeds from borrowings ..........................................   1,034,667        1,013,003          679,144
        Repayment of borrowings ...........................................    (804,915)        (658,524)        (445,900)
        Proceeds from sale of common stock ................................                                       516,700
        Proceeds from sale of preferred stock .............................                      143,750
        Costs associated with public offerings ............................                       (4,687)         (27,600)
        Purchase of treasury stock ........................................     (98,387)                          (41,106)
        Proceeds from exercise of stock options ...........................           8            3,884              592
        Distributions paid to limited partners ............................      (7,559)          (6,671)          (6,026)
        Distributions paid to common shareholders .........................    (173,244)         (98,754)         (63,875)
        Dividends paid to preferred shareholders ..........................     (25,987)         (16,937)         (11,797)
                                                                            -----------      -----------      -----------
                  Net cash flow provided (used) by financing activities ...     (75,417)         375,064          600,132
                                                                            -----------      -----------      -----------
Net change in cash and cash equivalents ...................................       1,431           17,149            9,750
Cash and cash equivalents at beginning of years ...........................      34,692           17,543            7,793
                                                                            -----------      -----------      -----------
Cash and cash equivalents at end of years ................................. $    36,123      $    34,692      $    17,543
                                                                            ===========      ===========      ===========

Supplemental cash flow information - interest paid ........................ $   125,085      $    72,215      $    21,414
                                                                            -----------      -----------      -----------


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        FELCOR LODGING TRUST INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

         FelCor Lodging Trust Incorporated ("FelCor") is one of the nation's largest hotel real estate investment trusts ("REIT"). At December 31, 1999, it owned interests in 188 hotels with nearly 50,000 rooms and suites (collectively the "Hotels") through its greater than 95% equity interest in FelCor Lodging Limited Partnership (the "Operating Partnership"). FelCor, the Operating Partnership, and their subsidiaries are herein referred to, collectively, as the "Company". The Company owns 100% of the interest in 163 of the Hotels, a 90% or greater interest in entities owning seven hotels, a 60% interest in an entity owning two hotels and 50% interests in separate entities that own 16 hotels.

         The Company is the owner of the largest number of Embassy Suites(R), Crowne Plaza(R), Holiday Inn(R), and independently owned Doubletree(R) branded hotels in the world. The following table provides a schedule of the Hotels, by brand, operated by each of the Company's Lessees at December 31, 1999:

                                                                                NOT OPERATED
                         BRAND                            DJONT        BRISTOL  UNDER A LEASE          TOTAL
                         -----                            -----        -------  -------------          -----
       Embassy Suites                                      58                                           58
       Holiday Inn                                                       43          1                  44
       Doubletree and Doubletree Guest Suites(R)           16(1)                                        16
       Crowne Plaza and Crowne Plaza Suites(R)                           18                             18
       Holiday Inn Select(R)                                             10                             10
       Sheraton(R) and Sheraton Suites(R)                   9                        1(2)               10
       Hampton Inn(R)                                                     9                              9
       Holiday Inn Express(R)                                             5                              5
       Fairfield Inn(R)                                                   5                              5
       Harvey Hotel(R)                                                    4                              4
       Independents                                                       2          1                   3
       Courtyard by Marriott(R)                                           2                              2
       Four Points by Sheraton(R)                                         1                              1
       Hilton Suites(R)                                     1                                            1
       Homewood Suites(R)                                                 1                              1
       Westin(R)                                            1                                            1
                                                           --           ---         --                 ---
           Total Hotels                                    85           100          3                 188
                                                           ==           ===         ==                 ===


(1) On January 1, 2000, two of these Doubletree Guest Suites hotels were converted to the Embassy Suites brand.

(2) On January 1, 2000, a lease on this hotels became effective between the Company and DJONT.

         The Hotels are located in the United States (35 states) and Canada, with a concentration in California (20 hotels), Florida (18 hotels), Georgia (15 hotels) and Texas (41 hotels). The following table provides information regarding the net acquisition and disposition of hotels through December 31, 1999:

                                            NET HOTELS
                                      ACQUIRED/(DISPOSED OF)
                                      ----------------------
                        1994                      7
                        1995                     13
                        1996                     23
                        1997                     30
                        1998                    120
                        1999                     (5)
                                               ----
                                                188
                                               ====

                       FELCOR LODGING TRUST INCORPORATED

1.       ORGANIZATION -- (CONTINUED)

         At December 31, 1999, the Company leased 85 of the Hotels to DJONT Operations, L.L.C., a Delaware limited liability company, or a consolidated subsidiary thereof (collectively "DJONT"), and leased 100 of the Hotels to Bristol Hotels & Resorts, or a consolidated subsidiary thereof ("Bristol" and, together with DJONT, the "Lessees"). Three Hotels were operated without a lease.

         Thomas J. Corcoran, Jr., the President, Chief Executive Officer, and a Director of FelCor, and Hervey A. Feldman, Chairman Emeritus of FelCor, beneficially own a 50% voting common equity interest in DJONT. The remaining 50% nonvoting common equity interest is beneficially owned by the children of Charles N. Mathewson, a director of FelCor and major initial investor in the Company. At December 31, 1999, DJONT had entered into management agreements pursuant to which 72 of the Hotels leased by it were managed by subsidiaries of Hilton Hotels Corporation ("Hilton"), ten were managed by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood"), and three were managed by two unrelated management companies.

         Bristol, an independent publicly owned company, at December 31, 1999, leased and managed 100 Hotels and managed one hotel which operated without a lease. Bristol is one of the largest independent hotel operating companies in North America and operates the largest number of Bass Hotels & Resorts-branded hotels in the world.

         Certain reclassifications have been made to prior period financial information to conform to the current period's presentation with no effect to previously reported net income or shareholder's equity.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation -- The consolidated financial statements include the accounts of FelCor, the Operating Partnership, and their consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated.

         Use of Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Investment in Hotels -- Hotels are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from 31 to 40 years for buildings and improvements and three to seven years for furniture, fixtures, and equipment.

         The Company periodically reviews the carrying value of each Hotel to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The Company does not believe that there are any factors or circumstances indicating impairment of any of its investment in the Hotels.

         Maintenance and repairs are charged to the Lessees' operations as incurred; major renewals and betterments by the Company are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts and the related gain or loss is included in operations.

                        FELCOR LODGING TRUST INCORPORATED

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

         Investment in Unconsolidated Entities --The Company owns a 50% interest in various partnerships or limited liability companies in which the partners jointly make all material decisions concerning the business affairs and operations. The Company also owns a 97% nonvoting interest in an entity. Accordingly, the Company does not control these entities and carries its investment in unconsolidated entities at cost, plus its equity in net earnings, less distributions received since the date of acquisition. Equity in net earnings is adjusted for the straight-line amortization, over a 40-year period, of the difference between the Company's cost and its proportionate share of the underlying net assets at the date of acquisition.

         Cash and Cash Equivalents -- All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

         Deferred Expenses -- Deferred expenses are recorded at cost. Amortization is computed using the interest method over the maturity of the related debt.

         Revenue Recognition -- Percentage lease revenue is reported as income over the lease term as it becomes receivable from the Lessees according to the provisions of the Percentage Lease agreements. The Lessees are in compliance with their rental obligations under the Percentage Leases.

         Capitalized Interest -- The Company capitalizes interest and certain other costs relating to hotels undergoing major renovations and redevelopments. Such costs capitalized in 1999 and 1998 were approximately $7.4 million and $5.9 million, respectively.

         Net Income Per Common Share -- Basic earnings per share have been computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share have been computed by dividing net income by the weighted average number of common shares and equivalents outstanding. Common stock equivalents represent shares issuable upon exercise of stock options and unvested officers' restricted stock grants.

         At December 31, 1999, 1998, and 1997, the Company's Series A Cumulative Preferred Stock, if converted to common shares, would be antidilutive; accordingly the Series A Cumulative Preferred Stock is not assumed to be converted in the computation of diluted earnings per share.

         Distributions and Dividends -- FelCor and the Operating Partnership pay regular quarterly distributions on their Common Stock and Units. Additionally, the Company pays regular quarterly dividends on preferred stock in accordance with its preferred stock dividend requirements. FelCor's ability to make distributions is dependent on its receipt of quarterly distributions from the Operating Partnership.

         For 1999 FelCor paid regular dividends of $2.20 per common share, $1.95 per share of Series A Cumulative Preferred Stock ("Series A Preferred Stock"), and $2.25 per depositary share evidencing Series B Redeemable Preferred Stock ("Series B Preferred Stock").

         Minority Interest in Operating Partnership -- Minority interest in the Operating Partnership represents the proportionate share of the equity in the Operating Partnership not owned by FelCor. Income is allocated to minority interest based on the weighted average percentage ownership throughout the year.

                        FELCOR LODGING TRUST INCORPORATED

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

         Income Taxes -- The Company has elected to be treated as a REIT under Sections 856 to 860 of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been reflected in the financial statements.

         Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation. Distributions made in 1999 and 1998 represent an approximately 7% and 17% return of capital, respectively, for federal income tax purposes.

3.       BRISTOL MERGER

         On July 28, 1998, the Company completed the merger of Bristol Hotel Company's real estate holdings with and into the Company (the "Merger"). The Merger resulted in the net acquisition of 107 primarily full-service hotels in return for approximately 31.0 million shares of newly issued Common Stock.

         A summary of the fair values of the assets and liabilities acquired in the Merger, recorded at the date of acquisition, is as follows (in thousands):

Investment in hotels ...............................    $  2,014,250
Investment in unconsolidated entity ................          16,839
Other assets .......................................           4,151
                                                        ------------
                                                           2,035,240
                                                        ------------

Common stock issued ................................       1,146,081
Debt obligations assumed ...........................         868,615
Accrued expenses and other liabilities assumed .....          55,297
                                                        ------------
                                                           2,069,993
                                                        ------------
Total cash received in Merger ......................    $     34,753
                                                        ============

         The Merger has been accounted for as a purchase, and, accordingly, the results of operations since the date of acquisition are included in the Company's consolidated statements of operations.

4.       INVESTMENT IN HOTELS

         Investment in hotels at December 31, 1999 and 1998, consist of the following (in thousands):

                                              1999                   1998
                                           -----------           -----------
Land ...................................   $   346,862           $   328,591
Building and improvements ..............     3,616,269             3,470,854
Furniture, fixtures and equipment ......       383,931               300,501
Construction in progress ...............        18,837                33,708
                                           -----------           -----------
                                             4,365,899             4,133,654
Accumulated depreciation ...............      (330,555)             (178,072)
                                           -----------           -----------
                                           $ 4,035,344           $ 3,955,582
                                           ===========           ===========

                        FELCOR LODGING TRUST INCORPORATED

5.       INVESTMENT IN UNCONSOLIDATED ENTITIES

         At December 31, 1999, the Company owned 50% interests in separate entities owning 16 hotels, a parcel of undeveloped land, and a condominium management company. The Company also owned a 97% nonvoting interest in an entity that is developing condominiums for sale and that owns an annex to a hotel owned by the Company. The Company accounts for its investments in these unconsolidated entities under the equity method.

         Summarized unaudited combined financial information for 100% of these unconsolidated entities is as follows (in thousands):

                                               DECEMBER 31,
                                       --------------------------
                                           1999           1998
                                       ----------      ----------
Balance sheet information:
     Investment in hotels ..........   $  337,444      $  269,881
     Non-recourse mortgage debt ....   $  254,668      $  176,755
     Equity ........................   $  101,120      $  105,347

                                                                 YEARS ENDED DECEMBER 31,
                                                        ------------------------------------------
                                                          1999             1998             1997
                                                        --------         --------         --------
Statements of operations information:
   Total revenues ...................................   $ 69,146         $ 57,006         $ 54,000
   Net income .......................................   $ 21,726         $ 17,438         $ 17,044

   Net income attributable to the Company ...........     10,626            8,719            8,522
   Amortization of cost in excess of book value .....     (2,142)          (1,702)          (1,559)
                                                        --------         --------         --------
   Equity in income from unconsolidated entities ....   $  8,484         $  7,017         $  6,963
                                                        ========         ========         ========

6.       DEBT

         Debt at December 31, 1999 and 1998, consists of the following (in thousands):

                                                                                                          DECEMBER 31,
                                                                                                   ------------------------
                                   COLLATERAL        INTEREST RATE              MATURITY DATE        1999           1998
                                   ----------        -------------              -------------      ----------    ----------
FLOATING RATE DEBT:
-------------------
    Line of credit                     (a)           LIBOR + 163bp              June 2001          $  351,000    $  411,000
    Senior term loan                   (a)           LIBOR + 250bp              March 2004            250,000
    Term loan                      Unsecured         LIBOR + 150bp              December 1999                       250,000
    Mortgage debt                   3 hotels         LIBOR + 200bp              February 2003          62,553
    Other                          Unsecured      Up to LIBOR + 200bp           Various                32,282        34,750
                                                                                                   ----------    ----------
    Total floating rate debt                                                                          695,835       695,750
                                                                                                   ----------    ----------

FIXED RATE DEBT:
----------------

    Line of credit - swapped           (a)            7.17 - 7.56%              March 2000-2001       313,000       325,000
    Publicly-traded term notes         (a)               7.38%                  October 2004          174,377       174,249
    Publicly-traded term notes         (a)               7.63%                  October 2007          124,221       124,122
    Mortgage debt                  15 hotels             7.24%                  November 2022         142,542       145,062
    Senior term loan - swapped         (a)               8.30%                  March 2000-2004       125,000
    Mortgage debt                   3 hotels             6.97%                  December 2002                        43,836
    Mortgage debt                   7 hotels             7.54%                  April 2009             99,075
    Mortgage debt                   6 hotels             7.55%                  June 2009              74,483
    Other                          13 hotels          6.96% - 7.23%             2000 - 2005            85,421        86,715
                                                                                                   ----------    ----------
    Total fixed rate debt                                                                           1,138,119       898,984
                                                                                                   ----------    ----------
           Total debt                                                                              $1,833,954    $1,594,734
                                                                                                   ==========    ==========


(a) Collateralized by stock and partnership interests in certain subsidiaries of FelCor.

                        FELCOR LODGING TRUST INCORPORATED

6.  DEBT -- (CONTINUED)

         On March 4, 1999 the Company completed a $63 million first mortgage term loan ("Mortgage Loan"). The Mortgage Loan is collateralized by three hotels, bears interest at 200 basis points over LIBOR, matures in February 2003 and amortizes over 25 years. The proceeds from this loan were used to pay off a $44 million mortgage loan due December 2002 and to acquire ownership of land previously held under ground leases.

         On April 1, 1999, the Company entered into a $375 million term loan ("the Senior Term Loan") increasing its credit facilities to $1.2 billion, consisting of the Senior Term Loan which matures in March 2004 and an $850 million revolving line of credit ("Line of Credit") which matures in June 2001. The Line of Credit, Senior Term Loan and the Company's publicly traded term notes are collateralized by stock and partnership interests in certain subsidiaries of FelCor. The financial covenants in the Senior Term Loan are consistent with those in the Company's existing Line of Credit. If the Company achieves investment grade credit ratings from the applicable rating agencies, or when the Senior Term Loan is retired, the stock and partnership interest collateral will be released. The proceeds of the Senior Term Loan were used to prepay a $250 million term loan, which was to mature on December 31, 1999, and initially to reduce borrowings under the Company's Line of Credit. Interest payable on borrowings under the credit facilities is variable, determined from a ratings and leverage-based pricing matrix, ranging from 87.5 basis points to 275 basis points above LIBOR (30-day LIBOR at December 31, 1999, was 5.83%). The interest rate spread on the Line of Credit ranged from 150 to 162.5 basis points in 1999. Additionally, the Company is required to pay an unused commitment fee on the Line of Credit which is variable, determined from a ratings-based pricing matrix, ranging from 20 to 30 basis points. In 1999 and 1998, the Company wrote off approximately $1.1 million and $2.5 million, respectively, of deferred financing fees relating to the term loan of $250 million and the previous unsecured credit facility of $550 million, respectively. For the years ended December 31, 1999, 1998, and 1997, the Company paid interest on its unsecured credit facilities at weighted average interest rates of 7.1%, 7.1%, and 7.6%, respectively. At December 31, 1999, the Company had borrowing capacity under its Line of Credit of $186 million.

         On April 1, 1999, the Company also closed a 10-year, $100 million mortgage loan (the "April 1999 First Mortgage Term Loan"). The April 1999 First Mortgage Term Loan is non-recourse (with certain exceptions), is collateralized by seven Embassy Suites hotels, carries a fixed rate coupon of 7.54%, matures in April 2009 and amortizes over 25 years. The proceeds from this loan were used initially to reduce outstanding borrowings under the Company's Line of Credit.

         On May 13, 1999, the Company closed a 10-year, $75 million mortgage loan. This loan is non-recourse (with certain exceptions), is collateralized by six Embassy Suites hotels, carries a fixed rate coupon of 7.55%, matures in June 2009 and amortizes over 25 years. The proceeds from this loan were used initially to reduce outstanding borrowings under the Company's Line of Credit.

         The Line of Credit and the Senior Term Loan contain various affirmative and negative covenants including limitations on total indebtedness, total secured indebtedness, and cash distributions, as well as the obligation to maintain a certain minimum tangible net worth and certain minimum interest and debt service coverage ratios. At December 31, 1999, the Company was in compliance with all such covenants.

         The Company's other borrowings contain affirmative and negative covenants that are generally equal to or less restrictive than the Line of Credit and Senior Term Loan. Most of the mortgage debt is non-recourse to the Company (with certain exceptions) and contain provisions allowing for the substitution of collateral upon satisfaction of certain conditions. Most of the mortgage debt is prepayable; subject, however, to various prepayment, yield maintenance, or defeasance obligations.

                        FELCOR LODGING TRUST INCORPORATED

6.  DEBT -- (CONTINUED)

         Future scheduled principal payments on debt obligations at December 31, 1999 are as follows (in thousands):

YEAR
----
2000 ...................................   $        42,608
2001 ...................................           684,588
2002 ...................................             9,622
2003 ...................................            90,768
2004 ...................................           559,306
2005 and thereafter ....................           448,463
                                           ---------------
                                                 1,835,355
Discount accretion over term ...........            (1,401)
                                           ---------------
                                           $     1,833,954
                                           ===============



         To manage the relative mix of its debt between fixed and variable rate instruments, the Company has entered into interest rate swap agreements with six financial institutions. These interest rate swap agreements modify a portion of the interest characteristics of the Company's outstanding debt under its Line of Credit and Senior Term Loan without an exchange of the underlying principal amount and effectively convert variable rate debt to a fixed rate. The fixed rates to be paid, the effective fixed rate, and the variable rate to be received by the Company at December 31, 1999, are summarized in the following table:

                                                      EFFECTIVE
                                                      SWAP RATE
                                                      RECEIVED
                      SWAP RATE        EFFECTIVE    (VARIABLE) AT     SWAP
NOTIONAL AMOUNT       PAID (FIXED)     FIXED RATE     12/31/99      MATURITY
---------------       ------------     ----------   -------------   --------
  $113 million          5.9300%        7.5550%       7.7450%        March 2000
  $ 75 million          5.9375%        7.5625%       7.7450%        March 2000
  $ 25 million          5.5750%        7.1830%       8.1013%         July 2001
  $ 25 million          5.5480%        7.1730%       8.1013%         July 2001
  $ 75 million          5.5550%        7.1800%       8.1013%         July 2001
  $100 million          5.7955%        8.2960%       8.9763%         July 2003
  $ 25 million          5.8260%        8.3260%       8.9763%         July 2003
  ------------
  $438 million
  ============

         The differences to be paid or received by the Company under the terms of the interest rate swap agreements are accrued as interest rates change and recognized as an adjustment to interest expense by the Company, pursuant to the terms of its interest rate agreement, and will have a corresponding effect on its future cash flows. Agreements such as these contain a credit risk in that the counterparties may be unable to meet the terms of the agreement. The Company minimizes that risk by evaluating the creditworthiness of its counterparties, who are limited to major banks and financial institutions, and does not anticipate nonperformance by the counterparties.

7.       FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107 requires disclosures about the fair value for all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about fair value of financial instruments are based on pertinent information available to management as of December 31, 1999.

7.       FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)

Considerable judgement is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

         Management estimates the fair value of (i) accounts receivable, accounts payable and accrued expenses approximate carrying value due to the relatively short maturity of these instruments; (ii) the note receivable approximates carrying value based upon effective borrowing rates for issuance of debt with similar terms and remaining maturities; (iii) the borrowings under the Line of Credit, Senior Term loan and various other mortgage notes approximate carrying value because these borrowings accrue interest at floating interest rates based on market. The estimated fair value of the Company's fixed rate debt of $700 million is $568 million at December 31, 1999, based on current market interest rates estimated by the Company for similar debt with similar maturities.

         The Company manages its debt portfolio by using interest rate swaps to achieve an overall desired position of fixed and floating rates. The fair value of interest rate hedge contracts is estimated based on quotes from the market makers of these instruments and represents the estimated amounts the Company would expect to receive or pay to terminate the contracts. Credit and market risk exposures are limited to the net interest differentials. The estimated unrealized net gain on these instruments was approximately $6.3 million at December 31, 1999, which represents the amount the Company would receive to terminate the agreements based on current market rates.

8.       CAPITAL STOCK

         As of December 31, 1999, the Company had approximately $946 million of common stock, preferred stock, debt securities, and/or common stock warrants available for offerings under shelf registration statements previously declared effective.

Preferred Stock

         The Board of Directors is authorized to provide for the issuance of up to 20,000,000 shares of Preferred Stock in one or more series, to establish the number of shares in each series, to fix the designation, powers preferences and rights of each such series, and the qualifications, limitations or restrictions thereof.

         In 1996 the Company issued 6.1 million shares of its $1.95 Series A Preferred Stock at $25 per share. The Series A Preferred Stock bears an annual dividend equal to the greater of $1.95 per share or the cash distributions declared or paid for the corresponding period on the number of shares of Common Stock into which the Series A Preferred Stock is then convertible. Each share of the Series A Preferred Stock is convertible at the shareholder's option to
0.7752 shares of Common Stock, subject to certain adjustments, and may not be redeemed by the Company before April 30, 2001.

         On May 1, 1998, the Company issued 5.75 million depositary shares, representing 57,500 shares of 9% Series B Preferred Stock, at $25 per depositary share. The Series B Preferred Stock and the corresponding depositary shares may be called by FelCor at par on or after May 7, 2003, have no stated maturity, sinking fund or mandatory redemption, and are not convertible into any other securities of FelCor. The Series B Preferred Stock has a liquidation preference of $2,500 per share (equivalent to $25 per depositary share) and is entitled to annual dividends at the rate of 9% of the liquidation preference (equivalent to $2.25 annually per depositary share).

         At December 31, 1999, all dividends then payable on the Series A and Series B Preferred Stock had been paid.

Operating Partnership Units

         FelCor is the sole general partner of the Operating Partnership and is obligated to contribute the net proceeds from any issuance of its equity securities to the Operating Partnership in exchange for units of partnership interest ("Units") corresponding in number and terms to the equity securities issued by it. Units of limited partner interest may also be issued by the Operating Partnership to third parties in exchange for cash or property, and Units so issued to third parties are redeemable at the option of the holders thereof for a like number of shares of FelCor Common Stock or, at the option of FelCor, for the cash equivalent thereof.

Treasury Stock Repurchase Program

         On September 3, 1999, FelCor announced that its Board of Directors had authorized the Company to repurchase up to $100 million of its outstanding common shares. At December 31, 1999, the Company had completed the repurchase of approximately 5.8 million common shares at a cost of approximately $98.4 million which has been recorded as treasury stock.

9.       TAXES, INSURANCE AND OTHER

         Taxes, insurance and other is comprised of the following for the years ended December 31, 1999, 1998, and 1997 (in thousands):

                                                        1999           1998           1997
                                                     ----------     ----------     ----------
Real estate and personal property taxes ..........   $   52,118     $   32,892     $   18,976
Property insurance ...............................        3,481          2,341          1,627
State franchise taxes and Canadian income tax ....        3,973          1,609            718
Other ............................................                         316            162
                                                     ----------     ----------     ----------
           Total taxes, insurance, and other .....   $   59,572     $   37,158     $   21,483
                                                     ==========     ==========     ==========

10.      LAND LEASES

         The Company leases land occupied by certain hotels from third parties under various operating leases. Certain leases contain contingent rent features based on gross revenue at the respective hotels. Future minimum lease payments under the Company's land lease obligations at December 31, 1999, are as follows (in thousands):

    YEAR
    ----
    2000                                     $  18,358
    2001                                        18,346
    2002                                        17,951
    2003                                        17,767
    2004                                        17,703
    2005 and thereafter                        265,115
                                             ---------
                                             $ 355,240
                                             =========

11.      COMMITMENTS AND RELATED PARTY TRANSACTIONS

     Commitments

         The Company is to receive rental income from the Lessees under the Percentage Leases, which expire in 2002 (five hotels), 2003 (three hotels), 2004 (12 hotels), 2005 (19 hotels), 2006 (26 hotels), 2007 (37 hotels), 2008 (54 hotels), and thereafter (15 hotels). The rental income under the Percentage Leases between 14 of the unconsolidated entities, of which the Company owns 50%, is payable by the Lessee to the respective entities and is not included in the following schedule of future lease commitments to the Company. Minimum future rental income (i.e., base rents) payable to the Company under these noncancelable operating leases at December 31, 1999 is as follows (in thousands):

                                                                         LESSEES
                                                                   ----------------------
                                                                   DJONT          BRISTOL          TOTAL
                                                                   -----          -------          -----
              YEAR
              ----
              2000...........................................   $   140,235    $   180,055       $  320,290
              2001...........................................       143,609        180,076          323,685
              2002...........................................       143,966        180,049          324,015
              2003...........................................       130,445        177,302          307,747
              2004                                                  126,885        169,930          296,815
              2005 and thereafter............................       392,499        650,239        1,042,738
                                                                -----------     ----------       ----------
                                                                $ 1,077,639     $1,537,651       $2,615,290
                                                                ===========     ==========       ==========

         The Percentage Lease revenue is based on a percentage of room and suite revenues, and a varying combination of food and beverage revenues, food and beverage rents, and other revenues of the Hotels. Both the base rent and the threshold suite revenue in each lease computation are subject to adjustments for changes in the Consumer Price Index ("CPI"). The adjustment is calculated at the beginning of each calendar year for the hotels acquired prior to July of the previous year. The adjustment in any lease year may not exceed 7%. The CPI adjustments made in January 2000 ranged from 1.05% to 2.20%, dependent upon the Lessee. The CPI adjustments for 1999 ranged from 0.55% to 1.5%, dependent upon the Lessee, and in 1998 was 0.50%.

         Under the Percentage Leases, the Operating Partnership is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the Hotels, and to set aside a portion of the hotels' revenues (varying from 4% of room and suite revenue to 3% of total hotel revenue) per month, on a cumulative basis, to fund capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the Hotels. Included in cash and cash equivalents at December 31, 1999 and 1998, were cash balances held by the Hotel managers for these capital expenditures of $19.9 million and $14.8 million, respectively.

     Related Party Transactions

         The Company shares the executive offices and certain employees with FelCor, Inc., and DJONT, and each company bears its share of the costs thereof, including an allocated portion of the rent, compensation of certain personnel (other than Mr. Corcoran, whose compensation is borne solely by the Company), office supplies, telephones, and depreciation of office furniture, fixtures, and equipment. Any such allocation of shared expenses to the Company is required to be approved by a majority of the Independent Directors. During 1999, 1998, and 1997, the Company paid approximately $5.7 million (approximately 89.5%), $2.8 million (approximately 63%), and $1.3 million (approximately 38%), respectively, of the allocable expenses under this arrangement.

11.      COMMITMENTS AND RELATED PARTY TRANSACTIONS -- (CONTINUED)

         Included in the mortgage debt of the unconsolidated entities is a mortgage loan payable to the Company in the amount of $7.8 million for 1999 and 1998. The note bears a fixed interest rate of 8% per annum with a 30 year amortization, matures on December 31, 2004, and is collateralized by a Mortgage and Assignment of Leases and Rents with respect to the annex of the hotel owned by an entity in which the Company has a 97% nonvoting interest.

12.      SUPPLEMENTAL CASH FLOW DISCLOSURE

         The Company purchased certain assets and assumed certain liabilities in connection with the acquisition of hotels in 1998 and 1997. During 1999 the Company purchased the land related to three hotels, which was previously leased. These purchases were recorded under the purchase method of accounting. The fair values of the acquired assets and liabilities recorded at the date of acquisition are as follows (in thousands):

                                         1999                1998                1997
                                      -----------         -----------         -----------
Assets acquired ...................   $    19,776         $ 2,427,027         $   588,053
Liabilities assumed ...............        (7,800)           (940,906)             (5,932)
Common Stock and Units issued .....        (1,174)         (1,152,856)
Minority interest contribution ....                            (6,989)             (8,021)
                                      -----------         -----------         -----------
           Net cash paid ..........   $    10,802         $   326,276         $   574,100
                                      ===========         ===========         ===========

         Under the Merger Agreement with Bristol Hotel Company, FelCor provided Bristol a $120 million interim credit facility (the "Interim Credit Facility"). At July 28, 1998, the Interim Credit facility was assumed and canceled by FelCor upon completion of the Merger.

         Approximately $39.7 million, $67.3 million, and $24.7 million of aggregate preferred stock dividends and common stock distributions had been declared as of December 31, 1999, 1998, and 1997, respectively. These amounts were paid in the following January of each year.

         In 1998 the Company entered into a joint venture, in which the Company contributed a hotel with a net book value of $53.9 million for a 60% equity interest in the venture. The Company has consolidated this venture in the financial statements and recorded increases of $34.4 million in investment in hotels and minority interest in other partnerships.

13.      STOCK BASED COMPENSATION PLANS

         The Company sponsors three restricted stock and stock option plans (the "FelCor Plans"). In addition, upon completion of the Merger, FelCor assumed two stock option plans previously sponsored by Bristol Hotel Company (the "Bristol Plans"). FelCor was initially obligated to issue up to 1,271,103 shares of its Common Stock pursuant to the Bristol Plans. No additional options may be awarded under the Bristol Plans. The FelCor Plans and the Bristol Plans are referred to collectively as the "Plans".

         The Company applies APB Opinion 25 and related interpretations in accounting for the Plans. In 1995 the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of the Plans. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to adopt the provisions of SFAS 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 are required by SFAS 123 and are presented below.

Stock Options

         FelCor is authorized to issue 2,950,000 shares of Common Stock under the FelCor Plans pursuant to awards granted in the form of incentive stock options, non-qualified stock options, and restricted stock. All options have 10-year contractual terms and vest over five equal annual installments (20% per year), beginning in the year following the date of grant.

         The options outstanding under the Bristol Plans generally vest either in four equal annual installments (25% per year) beginning in the second year following the original date of award, in five equal annual installments (20% per year) beginning in the year following the original date of award, or on a single date that is three to five years following the original date of the date of award.

         A summary of the status of FelCor's non-qualified stock options under the Plans as of December 31, 1999, 1998, and 1997, and the changes during the years are presented below:


                                                  1999                       1998                        1997
                                         ----------------------     ----------------------     ----------------------
                                                        WEIGHTED                   WEIGHTED                   WEIGHTED
                                         # SHARES OF    AVERAGE     # SHARES OF    AVERAGE      # SHARES OF   AVERAGE
                                         UNDERLYING     EXERCISE     UNDERLYING    EXERCISE     UNDERLYING    EXERCISE
                                          OPTIONS        PRICES       OPTIONS       PRICES       OPTIONS       PRICES
                                         ----------      ------     ----------      ------     ----------      ------
Outstanding at beginning of the year ...  2,540,466      $22.53      1,670,500      $29.96      1,047,500      $25.67
Granted (A) (B) ........................      9,750      $22.13      2,445,813      $20.54        752,000      $35.70
Exercised ..............................       (760)     $10.33       (332,915)     $11.67        (31,000)     $19.11
Forfeited (B) ..........................    (52,683)     $32.41     (1,242,932)     $31.51        (98,000)     $31.56
                                         ----------                 ----------                 ----------
Outstanding at end of year .............  2,496,773      $22.32      2,540,466      $22.53      1,670,500      $29.96
                                         ==========                 ==========                 ==========
Exercisable at end of year .............    906,675      $24.58        796,499      $24.64        411,500      $24.42

         (A) 1998 grants include options covering 1,271,103 shares of Common Stock issuable as a result of the assumption of the Bristol Plans.

         (B) To enable FelCor to preserve its stock options as a meaningful element of compensation in 1998, existing option holders under the FelCor Plans employed by FelCor on a full-time basis were offered the opportunity to exchange their existing options (having exercise prices ranging from $26.44 to $38.56 per share) for a lesser number of new options having an equal value under the Black-Scholes option pricing model. Twenty-two employees accepted this offer in 1998, surrendering for cancellation existing options covering an aggregate of 1,151,500 shares of Common Stock at a weighted average exercise price of $32.807 per share for new options covering an aggregate of 840,393 shares of Common Stock at an exercise price of $22.125 per share. The new options have the same expiration dates and vesting schedules as the options surrendered for cancellation; however, none of the new options were exercisable prior to January 1, 2000.

                                            OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                             ------------------------------------------------         -------------------------------
                               NUMBER       WGTD. AVG.                                  NUMBER
   RANGE OF                  OUTSTANDING    REMAINING             WGTD AVG.           EXERCISABLE        WGTD. AVG.
EXERCISE PRICES              AT 12/31/99      LIFE             EXERCISE PRICE         AT 12/31/99      EXERCISE PRICE
---------------              -----------     -----             --------------         -----------      --------------
$10.33 to $29.50              2,206,819      7.21              $20.80                  734,890          $22.21
$30.28 to $36.63                289,954      7.63              $33.92                  171,785          $34.72
----------------             ----------      ----              ------                 --------          ------
$10.33 to $36.63              2,496,773      7.26              $22.32                  906,675          $24.58

         The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 9.94%; risk free interest rates are different for each grant and range from 4.65% to 6.2%; the expected lives of options are 6 years; and volatility of 18.44% for 1999 grants, 32.90% for 1998 grants, and 22.67% for grants issued in 1997. The weighted average fair value of options granted during 1999, 1998, and 1997 was $1.07, $3.35, and $4.31 per share, respectively.

                        FELCOR LODGING TRUST INCORPORATED

13.      STOCK BASED COMPENSATION PLANS -- (CONTINUED)

Restricted Stock

         A summary of the status of the Company's restricted stock grants as of December 31, 1999, 1998, and 1997 and the changes during the years are presented below:


                                                      1999                       1998                        1997
                                             ----------------------      ---------------------      ----------------------
                                                           WEIGHTED                   WEIGHTED                    WEIGHTED
                                                           AVERAGE                    AVERAGE                     AVERAGE
                                                          FAIR MARKET               FAIR MARKET                 FAIR MARKET
                                                            VALUE                      VALUE                       VALUE
                                             # SHARES      AT GRANT      # SHARES     AT GRANT      # SHARES     AT GRANT
                                             --------      --------      --------     --------      --------     ---------

Outstanding at beginning of the year .......   125,375     $   28.97       115,500    $   29.03        84,500    $   26.04
                                             ---------                   ---------                  ---------
Granted:
   With 5-year pro rata vesting ............                                 5,000    $   21.25        35,000    $   35.00
   Vest 100% at grant date .................                                 4,875    $   35.63         6,000    $   35.00
   Vest 100% within 12 months of grant .....                                                            2,500    $   36.94
                                             ---------                   ---------                  ---------
Total granted ..............................                                 9,875    $   28.35        43,500    $   35.11
Forfeited ..................................                                                          (12,500)   $   30.00
                                             ---------                   ---------                  ---------
Outstanding at end of year .................   125,375     $   28.97       125,375    $   28.97       115,500    $   29.03
                                             =========                   =========                  =========
Vested at end of year ......................    83,575     $   28.35        65,175    $   28.26        40,400    $   26.60

Pro Forma Net Income and Net Income Per Common Share

         Had the compensation cost for the Company's stock-based compensation plans been determined in accordance with SFAS 123, the Company's net income and net income per common share for 1999, 1998, and 1997 would approximate the pro forma amounts below (in thousands, except per share data):

                                         DECEMBER 31,  1999         DECEMBER 31, 1998          DECEMBER 31,  1997
                                      ------------------------   ------------------------   ------------------------
                                      AS REPORTED   PRO FORMA    AS REPORTED   PRO FORMA    AS REPORTED    PRO FORMA
SFAS 123 charge...................                  $    1,606                 $    1,799                  $  1,447
APB 25 charge.....................    $       652                $       829                $  1,017
Net income applicable to
   common shareholders............    $   106,345   $  105,391   $    93,416   $   92,446   $ 51,853       $ 51,423
Diluted net income applicable
   to common shareholders
   per common share...............    $      1.57   $     1.56   $      1.86   $     1.84   $   1.64       $   1.63

The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts.

14.      LESSEES

         All of the Company's percentage lease revenue is derived from the Percentage Leases with the Lessees. Certain information, related to DJONT's financial statements, is as follows (in thousands):

                                                                  DECEMBER 31,
                                                          -------------------------
                                                              1999          1998
                                                          ----------      ---------
Balance Sheet Information:
   Cash and cash equivalents...........................   $   20,127      $ 28,538
   Accounts receivable, net............................   $   28,601      $ 27,561
   Total assets........................................   $   71,659      $ 63,972
   Due to FelCor Lodging Trust Incorporated............   $   22,064      $ 16,875
   Accounts payable....................................   $   12,742      $ 13,508
   Shareholders' deficit...............................   $  (13,142)     $ (8,231)

                        FELCOR LODGING TRUST INCORPORATED

14.      LESSEES -- (CONTINUED)

                                                          YEARS ENDED  DECEMBER 31,
                                              ------------------------------------------------
                                                1999                1998               1997
                                              ---------           ---------          ---------
Statement of Operations Information:
   Room and suite revenue ..............      $ 649,323           $ 618,122          $ 456,614
   Percentage lease expenses ...........      $ 307,532           $ 289,891          $ 216,990
   Net income (loss) ...................      $  (4,911)          $     844          $  (2,672)

         Certain entities owning interests in DJONT and managers for certain hotels have agreed to make loans to DJONT of up to an aggregate of approximately $17.3 million to the extent necessary to enable DJONT to pay rent and other obligations due under the respective Percentage Leases relating to a total of 38 of the Hotels. No such loans were outstanding at December 31, 1999.

         DJONT engages third-party managers to operate the Hotels leased by it and generally pays such managers a base management fee based on a percentage of room and suite revenue and an incentive management fee based on DJONT's income before overhead expenses for each hotel. In certain instances, the hotel managers have subordinated fees and are committed to make subordinated loans to DJONT, if needed, to meet its rental and other obligations under the Percentage Leases.

         Bristol is a publicly traded company whose stock is listed on the New York Stock Exchange under the symbol BH and that files financial statements in accordance with the Securities Exchange Act of 1934, as amended.

         Bristol serves as both the lessee and manager of the 100 Hotels leased to it by the Company at December 31, 1999, and, as such, is compensated for both roles through the profitability of the Hotels, after meeting their operating expenses and rental obligations under the Percentage Leases.

         Bristol has entered into an absolute and unconditional guarantee of the obligations of the Bristol Lessees under the Percentage Leases, and is required to maintain a minimum liquid net worth. A portion of this liquid net worth is being satisfied through a letter of credit for the benefit of the Company. This Letter of Credit is subject to periodic reductions upon satisfaction of certain conditions and, at December 31, 1999, totaled $9.1 million. According to Bristol's press release dated February 1, 2000, for the year ended December 31, 1999 and the period from July 28, 1998 through December 31, 1998, Bristol had net income of $8.2 million and $2.6 million, respectively, and at December 31, 1999 and 1998, had stockholders' equity of $43.1 million and $35.4 million, respectively.

         At December 31, 1999, the Company owned interests in 188 Hotels operating under various brand names. The Hotels generally operate pursuant to franchise license agreements which require the payment of fees based on a percentage of room and suite revenue. These fees are paid by the Lessees.

15.      EMPLOYEE BENEFITS

         The Company offers a 401(k) plan, health insurance benefits and a deferred compensation plan to its employees. In 1999, the Company's matching contribution to the 401(k) plan was $382,000 and the cost of health insurance benefits were $217,000. The deferred compensation plan offered by the Company is available only to directors and employees making in excess of $100,000 annually. The Company makes no matching or other contributions to the deferred compensation plan other than the payment of its operating and administrative expenses.

                        FELCOR LODGING TRUST INCORPORATED

16.      SEGMENT INFORMATION

The Company has determined that its reportable segments are those that are consistent with the Company's method of internal reporting, which segments its business by Lessee. The Company's Lessees at December 31, 1999, were DJONT and Bristol. Prior to July 28, 1998 (the date of the Bristol Merger), the Company had only one lessee, DJONT.

The following tables present information about the reportable segments for the year ended December 31, 1999 and 1998 (in thousands):

                                                                                                  CORPORATE
                                                                                     SEGMENT    NOT ALLOCABLE   CONSOLIDATED
YEAR ENDED DECEMBER 31, 1999                          DJONT        BRISTOL            TOTAL      TO SEGMENTS        TOTAL
-----------------------------------------------    -----------    ----------       -----------  -------------   -------------
Statement of Operations Information:
Percentage lease revenue.......................    $   256,128    $  234,765       $   490,893                   $   490,893
Equity in income from unconsolidated
      entities.................................    $     7,725    $      759       $     8,484                   $     8,484
Expenses:
     Depreciation..............................    $    80,969    $   71,748       $   152,717    $      231     $   152,948
     Interest expense..........................                                                   $  125,435     $   125,435
Income (loss) before nonrecurring items........    $   147,868    $  118,949       $   266,817    $ (134,860)    $   131,957
Gain on sale of hotels.........................                                                          236             236
Income (loss) before extraordinary change          $   147,868    $  118,949       $   266,817    $ (134,624)    $   132,193

Funds from operations:
Income (loss) before extraordinary charge......    $   147,868    $  118,949       $   266,817    $ (134,624)    $   132,193
Series B preferred dividends...................                                                      (12,937)        (12,937)
Depreciation...................................         80,969        71,748           152,717           231         152,948
Depreciation for unconsolidated entities.......          9,248           747             9,995                         9,995
Minority interest in Operating Partnership.....                                                        4,696           4,696
                                                   -----------    ----------       -----------    ----------     -----------
Funds from operations..........................    $   238,085    $  191,444       $   429,529    $ (142,634)    $   286,895
                                                   ===========    ==========       ===========    ==========     ===========
Weighted average common shares and
   units outstanding (1).......................                                                                       75,251

Other Information:
            Total assets.......................    $ 1,940,247    $2,243,916      $ 4,184,163    $   68,555      $ 4,252,718
            Capital expenditures...............    $    51,587    $  170,733      $   222,320                    $   222,320

                        FELCOR LODGING TRUST INCORPORATED


           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16.      SEGMENT INFORMATION -- (CONTINUED)







                                                                                                 CORPORATE
                                                                                    SEGMENT     NOT ALLOCABLE  CONSOLIDATED
YEAR ENDED DECEMBER 31, 1998                         DJONT         BRISTOL           TOTAL       TO SEGMENTS       TOTAL
-----------------------------------------------    -----------    ----------       ---------    -------------  ------------
Statement of Operations Information:
Percentage lease revenue......................     $   237,555    $   90,480       $   328,035                   $   328,035
Equity in income from unconsolidated
      entities................................     $     6,744    $      273       $     7,017                   $     7,017
Expenses:
      Depreciation............................     $    71,055    $   19,619       $    90,674    $      161     $    90,835
      Interest expense........................                                                    $   73,182     $    73,182
Income before nonrecurring item...............     $   143,736    $   54,233       $   197,969    $  (80,532)    $   117,437
Gain on sale of hotels........................                                                    $      477     $       477
Income (loss) before extraordinary charge.....     $   143,736    $   54,233       $   197,969    $  (80,055)    $   117,914

Funds from operations:
Income (loss) before extraordinary charge.....     $   143,736    $   54,233       $   197,969    $  (80,055)    $   117,914
Series B preferred dividends..................                                                        (8,373)         (8,373)
Depreciation..................................          71,055        19,619            90,674           161          90,835
Depreciation for unconsolidated entities......          10,254           233            10,487                        10,487
Minority interest in Operating Partnership....
                                                                                                       6,500           6,500
                                                   -----------    ----------       -----------    ----------     -----------
Funds from operations.........................     $   225,045    $   74,085       $   299,130    $  (81,767)    $   217,363
                                                   ===========    ==========       ===========    ==========     ===========
Weighted average common shares and
   units outstanding (1)......................                                                                        58,013

Other Information:
            Total assets......................     $ 2,022,975    $2,093,328       $ 4,116,303    $   59,080     $ 4,175,383
            Capital expenditures..............     $    65,264    $   65,839       $   131,103                   $   131,103

         (1) Weighted average common shares and units outstanding are computed including dilutive options and unvested stock grants, and assuming conversion of Series A preferred stock to common stock.

                        FELCOR LODGING TRUST INCORPORATED

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16.      SEGMENT INFORMATION -- (CONTINUED)

         The following table sets forth Percentage Lease revenue and investment in hotel assets represented by the following geographical areas as of and for the years ended December 31, (in thousands):

                          PERCENTAGE LEASE REVENUE           INVESTMENT IN HOTEL ASSETS
                        ----------------------------        ----------------------------
                           1999              1998              1999               1998
                        ----------        ----------        ----------        ----------
California .........    $   97,283        $   63,733        $  698,942        $  642,965
Texas ..............        94,782            52,220           891,626           854,558
Florida ............        61,516            45,719           542,298           519,280
Georgia ............        39,247            23,691           355,519           349,429
Other States .......       186,248           138,437         1,802,220         1,705,220
Canada .............        11,817             5,123            75,294            62,202
                        ----------        ----------        ----------        ----------
           Total ...    $  490,893        $  328,923        $4,365,899        $4,133,654
                        ==========        ==========        ==========        ==========

17.      RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

         In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). FAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB 133" which deferred the effective date of FAS 133 for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company believes that, upon implementation, FAS 133 will not have a material impact on the financial statements of the Company.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") which provides guidance on revenue recognition. SAB 101 is effective for fiscal years beginning after December 15, 1999. SAB 101 requires that a lessor not recognize contingent rental income until annual specified thresholds have been achieved by the lessee. During 1999, the Company's leases had quarterly, rather than annual, specified rental thresholds and the Company recognized contingent rentals earned in each quarter pursuant to the Percentage Lease terms. The Company has reviewed the terms of its Percentage Leases and has determined that the provisions of SAB 101 will not materially impact the Company's revenue recognition on an interim basis in 2000, since a significant majority of the Percentage Leases contain quarterly specified thresholds. SAB 101 will not impact the Company's revenue recognition on an annual basis given the Company maintains only calendar year leases. SAB 101 will have no impact on the Company's interim or annual cash flow from the Lessees, and therefore on its ability to pay dividends.

                        FELCOR LODGING TRUST INCORPORATED

18.      QUARTERLY OPERATING RESULTS (UNAUDITED)

         The Company's unaudited consolidated quarterly operating data for the years ended December 31, 1999 and 1998, follows (in thousands, except per share data). In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of quarterly results have been reflected in the data. It is also management's opinion, however, that quarterly operating data for hotel enterprises are not indicative of results to be achieved in succeeding quarters or years. In order to obtain a more accurate indication of performance, there should be a review of operating results, changes in shareholders' equity and cash flows for a period of several years.

                                                          FIRST           SECOND          THIRD           FOURTH
1999                                                     QUARTER         QUARTER         QUARTER         QUARTER
----                                                     --------        --------        --------        --------
Total revenues ........................................  $126,917        $135,187        $124,082        $117,815
Income before nonrecurring items ......................  $ 36,747        $ 41,935        $ 30,021        $ 23,254
Net income applicable to common shareholders ..........  $ 30,563        $ 34,638        $ 23,837        $ 17,307
Per diluted common share data:
     Net income applicable to common shareholders .....  $   0.45        $   0.51        $   0.35        $   0.26
Weighted average common shares outstanding ............    68,344          68,351          68,221          65,543



                                                          FIRST           SECOND          THIRD           FOURTH
1998                                                     QUARTER         QUARTER         QUARTER         QUARTER
----                                                     --------        --------        --------        --------
Total revenues ........................................  $ 57,528        $ 67,402        $108,599        $106,088
Income before nonrecurring items ......................  $ 21,500        $ 24,881        $ 39,854        $ 31,202
Net income applicable to common shareholders ..........  $ 17,995        $ 20,027        $ 31,151        $ 24,243
Per diluted common share data:
     Net income applicable to common shareholders .....  $   0.49        $   0.54        $   0.53        $   0.36
Weighted average shares outstanding ...................    36,905          36,851          58,834          68,185

19.      SUBSEQUENT EVENTS

         In connection with the efforts of Bass plc to acquire Bristol, as announced on February 28, 2000, a Bass subsidiary (Bass America, Inc.) contributed 4,713,185 outstanding FelCor common shares held by it to the Operating Partnership in exchange for a like number of units of limited partner interest. This exchange will not affect FelCor's FFO or earnings per share, although it results in reducing FelCor's percentage ownership in the Operating Partnership from approximately 95% to approximately 88%.

         On January 4, 2000, FelCor announced that its Board of Directors had approved a $200 million increase to the existing $100 million stock repurchase program, authorizing the Company to purchase up to an aggregate of $300 million of its outstanding common shares. Through September 15, 2000, the Company had purchased an aggregate of 9.5 million shares of FelCor common stock at an aggregate cost of approximately $167.8 million.

         On April 26, 2000, the Company closed a 10-year, $145 million First Mortgage Term Loan, which is collateralized by seven Sheraton hotels and carries an 8.73% fixed interest rate. On May 2, 2000, the Company closed $186 million of 10-year, First Mortgage Term Loans which are collateralized by eight Embassy Suites hotels and carry an 8.69% fixed interest rate. The loans are non-recourse, mature in May 2010, and amortize over 25 years. The proceeds of these loans were used to reduce borrowings under its $850 million Line of Credit.

         The Company has identified 25 hotels that it considers non-strategic and has announced its intention to sell such hotels within the next year. Three of the hotels are leased by DJONT and the other 22 are leased and managed by Bristol. The Company expects gross sales proceeds from these hotels to be approximately $150 million and net proceeds to be approximately $136 million. In connection with the decision to sell these hotels, the Company has recorded, at June 30, 2000, a one-time reserve of $63 million representing the difference between the net book value of these hotels and the estimated net proceeds.

         On July 14, the Company entered into a binding sale contract to sell its Embassy Suites hotel, Los Angeles International Airport-North, California (215 suites) for a gross price of approximately $24 million. The Company expects the sale will close in the third quarter of 2000, and result in a gain on sale of approximately $2.5 million. This hotel is not included in the 25 hotels held for sale.

         On July 21, 2000, FelCor's Independent Directors approved the acquisition of 100% of DJONT effective January 1, 2001. The purchase price is approximately 417,000 units of the Operating Partnership; no binding agreements have been entered into for this acquisition, and the Company cannot assure that they will successfully complete this transaction.

         On August 1, 2000, the Company renewed it Line of Credit. The Line of Credit was reduced from $850 million to $600 million and the maturity was extended from July 2001 to August 2003. The effective interest rate ranges from
87.5 basis points to 250 basis points above LIBOR depending on the Company's leverage and corporate rating.

         On September 15, 2000, the Company completed the private placement of $400 million in aggregate principal amount of its long term senior unsecured notes. The notes bear interest at 9 1/2%, mature in 2008 and are priced at 98.633% to yield 9.75%. The discount on the $400 million senior notes accrete using the straight line method over the maturity of the notes. These senior notes were issued by the Operating Partnership and are fully and unconditionally guaranteed, jointly and severally, (1) by certain wholly-owned subsidiaries of the Operating Partnership and (2) by FelCor and one of its wholly-owned subsidiaries. Condensed consolidating financial information for FelCor and its guarantor subsidiary is not presented since FelCor has no independent assets or operations, the guarantee is full and unconditional and any other subsidiaries of FelCor, other than the Operating Partnership, are minor. Condensed consolidating financial information for the Operating Partnership and its guarantor and non-guarantor subsidiaries is separately presented in the financial statements of the Operating Partnership.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FELCOR LODGING TRUST INCORPORATED



Date:   October 4, 2000            By:    /s/  Lawrence D. Robinson
                                       ------------------------------
                                          Lawrence D. Robinson
                                          Senior Vice President, General Counsel
                                          and Secretary

                               INDEX TO EXHIBITS






EXHIBIT
NUMBER                    DESCRIPTION
-------                   -----------
23                Consent of PricewaterhouseCoopers LLP